EXHIBIT 16


                     [BATEMAN & CO., INC., P.C. LETTERHEAD]


November 30, 2000


BY FAX (202.942.9656) AND REGULAR MAIL:

SEC - Office of the Chief Accountant
Attn:  SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

Ladies/Gentlemen:

We were previously principal accountants for SpectraSource Corporation (formerly Therapy Lasers, Inc.) and we issued our report dated June 12, 2000 on the financial statments of Therapy Lasers, Inc. as of February 29, 2000 and for the two years then ended. We have read the Amended Form 8-K dated November 21, 2000, which was provided to us on November 29, 2000, and we concur with the information shown therein. We had no disagreements with Therapy Lasers, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the year ending February 29, 2000.

                                       Very truly yours,

                                       /s/ BATEMAN & CO. INC. P.C.